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                                                                   EXHIBIT 10.7


                          FINANCIAL ADVISORY AGREEMENT


       THIS FINANCIAL ADVISORY AGREEMENT (this "Agreement") is made and entered into as of October 16, 1996, between Capstar Broadcasting Partners, Inc. (the "Company"), a Delaware corporation, and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo.").

       WHEREAS, certain affiliates of HMCo., including Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("HMTF") are simultaneously with the execution of this Agreement, purchasing, by means of the Company, all or a portion of the common stock of Commodore Media, Inc. ("Commodore"), a Delaware corporation (the "Acquisition");

       WHEREAS, the Company has requested that HMCo. render, and HMCo. has rendered, financial advisory services to the Company and Commodore in connection with the negotiation of the Acquisition and the debt and equity financing transactions related thereto (collectively with the Acquisition, the "Transaction"); and

       WHEREAS, the Company has requested that HMCo. render financial advisory, investment banking, and other similar services to the Company and Commodore with respect to any future proposals for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, or other similar transaction directly or indirectly involving the Company or Commodore, or any of their respective subsidiaries, and any other person or entity (collectively, "Add-on Transactions");

       NOW, THEREFORE, in consideration of the services rendered and to be rendered by HMCo. to the Company and Commodore, and to evidence the obligations of the Company to HMCo. and the mutual covenants herein contained, the Company and HMCo. hereby agree as follows:

       1.     Retention.

              (a) The Company hereby acknowledges that it has retained HMCo. for the benefit of the Company and Commodore, and HMCo. acknowledges that it has acted, as financial advisor to the Company and Commodore in connection with the Transaction.

              (b) The Company acknowledges that it has retained HMCo. as the exclusive financial advisor in connection with any Add-on Transactions that may be consummated during the term of this Agreement, and that the Company will not, and will cause Commodore not to, retain any other person or entity to provide such services in connection with any such Add-on Transaction without the prior written consent of HMCo. HMCO. agrees that it shall provide such financial
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advisory, investment banking, and other similar services in connection with any such Add-on Transaction as may be requested from time to time by the board of directors of the Company.

       2. Term. The term of this Agreement shall continue until the earlier to occur of (i) the tenth anniversary of the date hereof or (ii) the date on which HMTF and its affiliates cease to own beneficially, directly or indirectly, any securities of the Company or their successors.

       3.     Compensation.

              (a) As compensation for HMCo.'s services as financial advisor to the Company and Commodore in connection with the Transaction, the Company hereby irrevocably agrees to pay to HMCo. a cash fee of $3,375,000 to be paid at the closing of the Transaction. The parties hereto agree that the compensation due pursuant to this Section 3(a) shall be allocated among the segments of the financing for the Transaction in proportion to the dollar amount of each such segment.

              (b) As compensation for HMCo.'s financial advisory, investment banking, and other similar services rendered in connection with any Add-on Transaction pursuant to Section 1(b) hereof, the Company shall pay to HMCo., at the closing of any such Add-on Transaction, a cash fee in the amount of 1.5% of the Transaction Value of such Add-on Transaction. As used herein, the term "Transaction Value" means the total value of the Add-on Transaction, including, without limitation, the aggregate amount of the funds required to complete the Add-on Transaction (excluding any fees payable pursuant to this Section 3(b)) including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding).

       4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Company agrees to reimburse HMCo., promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable disbursements and out-of-pocket expenses (including fees and disbursements of counsel) incurred by HMCo. (i) as financial advisor to the Company or Commodore in connection with the Transaction or (ii) in connection with the performance by it of the services contemplated by Section 1(b) hereof.

       5. Indemnification. The Company shall indemnify and hold harmless each of HMCo., its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo., its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons" and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those resulting from the negligence of the Indemnified Person and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company and/or Commodore or (ii) actions taken or omitted to be taken




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by an Indemnified Person with the Company's or Commodore's consent or in conformity with the Company's or Commodore's instructions or the Company's or Commodore's actions or omissions or (B) are otherwise related to or arise out of HMCo.'s engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo.'s acting pursuant to the engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo.'s bad faith, gross negligence or willful misconduct. The Company also agrees that neither HMCo. nor any other Indemnified Parson shall have any liability to the Company or Commodore for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company and/or Commodore that have resulted primarily from HMCo.'s bad faith, gross negligence or willful misconduct. The Company further agrees that it will not, and the Company will cause Commodore to not, without the prior written consent of HMCo., settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo. and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. THE COMPANY HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO. OR ANY OTHER INDEMNIFIED PERSEON.

       The foregoing right to indemnity shall be in addition to any rights that HMCo. and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. The Company hereby consents, and shall cause Commodore to consent, to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against HMCo. or any other Indemnified Person.

       It is understood that, in connection with HMCo.'s engagement, HMCo. may also be engaged to act for the Company and/or Commodore in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.





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       The Company further understands that if HMCo. is asked to furnish the
Company and/or Commodore a financial opinion letter or act for the Company and/or Commodore in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

       6. Confidential Information. In connection with the performance of the services hereunder, HMCo. agrees not to divulge any confidential information, secret processes or trade secrets disclosed by the Company or Commodore to it solely in its capacity as a financial advisor, unless the Company consents to the divulging thereof or such information, secret processes, or trade secrets are publicly available or otherwise available to HMCo. without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

       7. Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

       8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo., which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

       9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

       10. Other Understanding. All discussions, understandings, and agreements theretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto.





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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                   HICKS, MUSE & CO. PARTNERS, L.P.,
                                   its General Partner

                                           By:    HM PARTNERS INC., its General
                                                  Partner



                                                  By: /s/ MICHAEL D. SALIM
                                                     ---------------------------
                                                  Name:  Michael D. Salim
                                                  Title: Chief Financial Officer


                                   CAPSTAR BROADCASTING PARTNERS, INC.



                                   By:  /s/ PETER BRODSKY
                                      ------------------------------------------
                                   Name:   Peter Brodsky
                                   Title:  Secretary





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